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                                                                   Exhibit 10.48

                                 Promissory Note

$50,000                                                  Eden Prairie, Minnesota
                                                                    May 15, 1995

         FOR VALUE RECEIVED, the undersigned, Nicholas M. Jaksich, promises to pay to ValueVision International, Inc. (the "Company") at 6740 Shady Oak Road, Eden Prairie, Minnesota 55344, or at such other places as the holder hereof may from time to time designate in writing, the principal sum of FIFTY THOUSAND DOLLARS ($50,000) in lawful money of the United States of America, with interest thereon from the date hereof at an annual interest rate equal to SIX AND EIGHT TENTHS PERCENT (6.80%) which will be compounded annually.

         All outstanding principal and accrued interest shall e due and payable in full at the term of the Note which will be no later than May 15, 1997 (the "Due Date"). Earlier repayment will be required: (1) From proceeds of the sale of the stock pledged as collateral or (2) in the event that Nicholas Jaksich voluntarily terminates his employment with the Company. Nicholas Jaksich reserves the right to prepay all or any part of the indebtedness evidenced hereby without penalty. No payment of principal or interest shall be due or demanded prior to the Due Date.

         As collateral for the Note, Nicholas Jaksich hereby pledges common stock currently owned totally 25,000 shares and will use all proceeds from the sale of his current ValueVision International, Inc., common stock to first pay off this Note to the extent available.

         If, in the opinion of the holder of this Note, it becomes necessary to employ counsel to collect or to enforce this Note, the maker hereof agrees to pay, to the extent permitted by the law, all of the costs, charges, disbursements and reasonable attorney's fees incurred by the holder hereof in collecting or enforcing this Note.

         The maker hereby waives presentment for payment, demand, protest, notice of nonpayment, and protest of nonpayment.

         IN WITNESS WHEREOF, this instrument has been duly executed by the maker this 15th day of May, 1995.



                                            By /s/   Nicholas M. Jaksich
                                                     -------------------
                                                     Nicholas M. Jaksich